Exhibit 12.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com T 858.677.1400 F 858.677.1401

July 1, 2016

Cottonwood Multifamily REIT II, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

Re:	Offering Statement on Form 1-A

Ladies and Gentlemen:

We have served as special counsel to Cottonwood Multifamily REIT II, Inc., a Maryland corporation (the “Company”) in connection with the preparation and filing of an Offering Statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). Pursuant to the Offering Statement, the Company is offering for sale up to 5,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). This opinion (the “Opinion”) is being provided at your request in connection with the filing of the Offering Statement.

In rendering this opinion we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	The Offering Statement;

2.	The Company’s Articles of Amendment and Restatement, as amended, filed with the Maryland State Department of Assessments and Taxation, as certified by the Maryland State Department of Assessments and Taxation on June 28, 2016 (the “Charter”);

3.	The Amended and Restated Bylaws of the Company;

4.	Resolutions adopted by Written Consent of the Board of Directors of the Company, dated as of July 1, 2015 and relating to the issuance and sale of the Shares (the “Resolutions”);

5.	A Good Standing Certificate of the Company issued by the Maryland State Department of Assessments and Taxation on June 28, 2016;

6.	A certificate executed by Gregg Christensen, Executive Vice President, Secretary and General Counsel of the Company, dated as of July 1, 2016; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

Cottonwood Multifamily REIT II, Inc.

July 1, 2016

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1.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.	Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.	All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.	The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinions expressed herein.

6.	None of the Shares will be issued or transferred in violation of Article VII of the Charter or any other restriction or limitation on transfer and ownership of shares of stock of the Company contained in the Charter.

7.	Upon issuance of any of the Shares, the total number of Shares issued and outstanding will not exceed the total number of Shares that the Company is then authorized to issue under the Charter. Notwithstanding the foregoing, the Company has authorized the issuance of shares in excess of the number of Shares to be sold pursuant to the Offering Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Maryland State Department of Assessments and Taxation.

Cottonwood Multifamily REIT II, Inc.

July 1, 2016

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2.	The Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Resolutions, the Charter and the Offering Statement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to additional assumptions, qualifications and limitations as follows:

(a)	We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

(b)	This Opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this Opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this Opinion.

(c)	We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.

(d)	This Opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

The Opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 12 to the Offering Statement and to the reference to our firm and to our Opinion in the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K. This opinion may not be relied on by any other person or in any other connection without our prior written approval.

Cottonwood Multifamily REIT II, Inc.

July 1, 2016

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Sincerely,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)